UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2002
Date of Report (Date of earliest event reported)

Commission File Number 000-31529

ADVANCED SWITCHING COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	54-1865834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8330 Boone Boulevard
Vienna, Virginia 22182
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (703) 288-8535

Item 5.     Other Events.

          On June 28, 2002, Advanced Switching Communications, Inc. (the "Company") sold substantially all of its office and furniture equipment as well as its component inventory in an auction. In addition, on July 3, 2002, the Company completed a sale of substantially all of its inventory and intellectual property to nsgdata.com Inc. ("NSG"). As part of the sale, NSG committed to provide outstanding warranty work for the Company's existing customers. In connection with these transactions, the Company expects to receive $500,000 in cash by the end of July 2002, expects to receive another $500,000 in cash on or before April 30, 2004, and may receive up to approximately $3,600,000 in additional royalties based on the value of the Company's inventory shipped by NSG to NSG's customers through April 30, 2005.

          The sale of these assets has been conducted pursuant to the Company's Plan of Complete Liquidation and Dissolution that was approved by the Company's stockholders on April 9, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED SWITCHING COMMUNICATIONS, INC.
Dated: July 18, 2002	By: /s/ James D. Kuhn
James D. Kuhn
Controller and Assistant Secretary